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                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 10, 1996 included in IXC Communications, Inc.'s (IXC) current report on Form 8-K dated October 29, 1998 and previously included in IXC's current report on Form 8-K dated April 15, 1998 and the incorporation by reference in this registration statement of our report dated May 10, 1996 included in Network Long Distance, Inc.'s Form 10-K for the year ended March 31, 1997, and to all references to our Firm included in this registration statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Culpeper, Virginia
October 29, 1998